UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2008

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia 23181

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (804) 843-2360 not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2008, C&F Financial Corporation (the “Corporation”) held its annual meeting of shareholders. At the annual meeting, certain amendments to the C&F Financial Corporation 2004 Incentive Stock Plan (the “2004 Plan”) as proposed in the Corporation’s 2008 proxy statement dated March 15, 2008, and as described below, were approved by shareholders of the Corporation.

The 2004 Plan was originally adopted by the Board of Directors of the Corporation (the “Board”) on February 17, 2004, and became effective on May 1, 2004, upon approval by the Corporation’s shareholders at the Corporation’s annual meeting held on April 20, 2004. The 2004 Plan authorized equity awards in the form of stock options, tandem stock appreciation rights and restricted stock to key employees of the Corporation and its subsidiaries.

On December 18, 2007, the Board approved the following amendments to the 2004 Plan, subject to shareholder approval: (i) adding non-employee directors (including non-employee regional or advisory directors) to the group of eligible award recipients under the plan, (ii) permitting the award of restricted stock units (“RSUs”) under the plan, and (iii) expanding the definition of “subsidiary” in the plan to include non-corporate entities. The amendments did not increase the number of shares available to be awarded under the 2004 Plan. As noted above, shareholders approved these amendments on April 15, 2008, resulting in the Amended and Restated C&F Financial Corporation 2004 Incentive Stock Plan (the “Amended 2004 Plan”).

Accordingly, as of April 15, 2008, non-employee directors are eligible to receive awards under the Amended 2004 Plan, and the Corporation will no longer grant awards to non-employee directors under the Amended and Restated C&F Financial Corporation 1998 Non-Employee Director Stock Compensation Plan or awards to regional directors under the Amended and Restated C&F Financial Corporation 1999 Regional Director Stock Compensation Plan. In addition, non-employee directors and key employees are eligible to receive awards of RSUs in addition to stock options, stock appreciation rights and restricted stock awards under the Amended 2004 Plan. Non-employee directors and key employees of non-corporate subsidiaries of the Corporation may also now be selected as award recipients under the Amended 2004 Plan.

Under the Amended 2004 Plan, awards of incentive stock options, non-qualified stock options, tandem stock appreciation rights, restricted stock and restricted stock units (“awards”) may be granted to the Corporation’s and its subsidiaries’ key employees and non-employee directors (“participants”). The term “subsidiary” includes any corporation, partnership, limited liability company, or joint venture which is or becomes a subsidiary of the Corporation.

Up to a total of 500,000 shares of Corporation common stock may be issued pursuant to awards under the Amended 2004 Plan. If any award granted (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than as a result of being exercised (other than by exercise of a related option in the case of tandem stock appreciation rights), or if shares issued (for which no material benefits of ownership have been received, including dividends) pursuant to an award are forfeited, Corporation common stock subject to such award will be available for further awards to participants.

The committee of the Board of Directors administering the Amended 2004 Plan (the “Committee”) has the authority to determine the terms and conditions upon which awards may be made and exercised, to determine terms and provisions of each award agreement, to construe and interpret the plan and the award agreements, to establish, amend, or waive rules or regulations for the plan’s administration, to accelerate the exercisability of any award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the plan.

The Amended 2004 Plan is intended to give the Committee the authority to grant awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted and construed consistent with such intent. However, there is no requirement in the Amended 2004 Plan that awards actually qualify as performance-based compensation under Section 162(m) of the Code.

Under the Amended 2004 Plan, there are limits on the number of common shares with respect to which awards may be made to any one individual in any calendar year as follows: stock options – 25,000 shares; tandem stock appreciation rights—25,000 shares; restricted stock and restricted stock units combined – 15,000 shares.

The Board of Directors may terminate, amend, or modify the Amended 2004 Plan from time to time in any respect without shareholder approval, including amendments necessary to make the Amended 2004 Plan conform with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or regulations under Section 162(m) of the Code, unless the particular amendment or modification requires shareholder approval under the Code, under the rules and regulations under Section 16 of the Exchange Act, under the rules and regulations of the exchange or system on which the Corporation common stock is listed (currently, the NASDAQ Global Select Market) or pursuant to any other applicable laws, rules, or regulations. Currently, shareholder approval of any amendment is required if an amendment would (i) materially increase the number of securities which may be issued under the plan or (ii) materially modify the requirements as to eligibility for participation.

In order to maintain all the participants’ rights in the event of a change in control of the Corporation (as that term is defined in the Amended 2004 Plan), the Committee may, as to any outstanding award either at the time an award is made or any time thereafter take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such award by the Corporation, upon a participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of such participant’s rights had such award been currently exercisable or payable; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or (iv) cause any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control.

The Amended 2004 Plan will expire on April 30, 2014, unless sooner terminated by the Board of Directors.

The above description of the Amended 2004 Plan is qualified in its entirety by reference to the full text of the Amended 2004 Plan, a copy of which is incorporated by reference as Exhibit 10.10 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.10	Amended and Restated C&F Financial Corporation 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.10 to Form 10-K filed March 7, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
Registrant

Date: April 18, 2008	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

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